As filed with the Securities and Exchange Commission on October 6, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Owl Rock Technology Income Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	87-1346173
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue, 38th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

333-260095

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Common Stock, par value $0.01 per share

Class D Common Stock, par value $0.01 per share

Class I Common Stock, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are common stock, par value $0.01 per share, of Owl Rock Technology Income Corp. (the “Registrant”). For a description of the shares of common stock being registered hereby, reference is made to the information contained in the sections entitled “Description of Our Capital Stock,” “Suitability Standards,” “Determination of Net Asset Value,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-260095), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on October 6, 2021 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

3.1

Articles of Amendment and Restatement of the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-2 (File No. 333-260095), filed on October 6, 2021).

3.2	Bylaws (incorporated by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-2 (File No. 333- 260095), filed on October 6, 2021).

4.1	Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) to the Registrant’s Registration Statement on Form N-2 (File No. 333-260095), filed on October 6, 2021).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 6, 2021

OWL ROCK TECHNOLOGY INCOME CORP.

By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer